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                                                                Exhibit No. 1(b)

                              ARTICLES OF AMENDMENT
                                       OF
                    RESTATEMENT OF ARTICLES OF INCORPORATION
                                       OF
                 PAINEWEBBER FINANCIAL SERVICES GROWTH FUND INC.

         PaineWebber Financial Services Growth Fund Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to Brinson Financial Services Growth Fund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

         Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber Financial Services Growth Fund Inc." and substituting therefor "Brinson Financial Services Growth Fund Inc."

SECOND:

         This amendment was approved by the Board of Directors on May 9, 2001, and is to become effective June 4, 2001.



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         IN WITNESS WHEREOF, PaineWebber Financial Services Growth Fund Inc.,
has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 10th day of May, 2001.

                             PaineWebber Financial Services Growth Fund Inc.

                             By:      /s/ Amy R. Doberman
                                --------------------------------------------
                                 Amy R. Doberman
                                 Vice President and Secretary

Attest:

/s/ Keith A. Weller
-----------------------
Keith A. Weller
Assistant Secretary

         THE UNDERSIGNED, Vice President and Secretary of PaineWebber Financial Services Growth Fund Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                 /s/ Amy R. Doberman
                                 ---------------------------
                                 Amy R. Doberman
                                 Vice President and Secretary